EMPLOYMENT AGREEMENT


     AGREEMENT dated as of July 1, 1996 between U.S. HOME & GARDEN, INC., a Delaware corporation (the "Employer" or the "Company"), and LYNDA GUSTAFSON (the "Employee").

                              W I T N E S S E T H :

     WHEREAS, the Employer desires to employ the Employee as Corporate Controller of the Company, and to be assured of her services as such on the terms and conditions hereinafter set forth; and

     WHEREAS, the Employee is willing to accept such employment on such terms and conditions;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and intending to be legally bound hereby, the Employer and the Employee hereby agree as follows:

     1. Term. Employer hereby agrees to employ Employee, and Employee hereby agrees to serve Employer as herein provided, commencing effective as of the date of this Agreement (the "Effective Date") and terminating on the third anniversary of the Effective Date (the "Term").

     2. Employee Duties.

          (a) During the term of this Agreement, the Employee shall have the duties and responsibilities of the Corporate Controller of the Company, reporting to the President and the Board of Directors of the Employer (the "Board"). It is understood that such duties and responsibilities shall be reasonably related to the Employee's position. The Employee shall also act as corporate controller, chief financial officer or in such other capacity, as may be requested from time to time by Employer, for any of the Company's subsidiaries.

          (b) The Employee shall devote substantially all of her business time, attention, knowledge and skills faithfully, diligently and to the best of her ability, in furtherance of the business and activities of the Company. The principal place of performance by the Employee of her duties hereunder shall be the Company's principal executive offices in San Francisco, California.

     3. Compensation.

          (a) During the term of this Agreement, the Employer shall pay the Employee a salary (the "Salary") at a rate of $101,040 per annum, payable in equal installments bi-weekly, or at such other times as may mutually be agreed upon between the Employer and the Employee. Such Salary may be increased from time to time at the discretion of the Board.

          (b) In addition to the foregoing, the Employee shall be entitled to such other cash bonuses as may from time to time be awarded to her by the Board during or in respect of her employment hereunder.

     4. Benefits.

          (a) During the term of this Agreement, the Employee shall have the right to receive or participate in all benefits and plans which the Company may from time to time institute during such period for its employees of like position, tenure and standing and for which the Employee is eligible, including, but not limited to, pension plans, profit-sharing plans, disability or sick-pay plan, medical reimbursement plans, group life insurance plans, thrift and/or savings plans, disability insurance plans, hospitalization insurance plans, major medical insurance plans, or other employee benefit plans. Nothing paid to the Employee under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of the salary or any other obligation payable to the Employee pursuant to this Agreement.

          (b) During the term of this Agreement, the Employee shall be granted the number of paid holidays, personal days off, vacation days and sick leave days as are determined by the Company from time to time. Such vacation may be taken in the Employee's discretion with the prior approval of the Employer, and at such time or times as are not inconsistent with the reasonable business needs of the Company.

          (c) The Company shall reimburse Employee or all expenses incurred by Employee in connection with (i) continuing professional education obligations, including all travel, meals and other costs associated therewith, (ii) the payment of professional dues, and (iii) the maintenance of necessary licenses.


     5. Travel Expenses. All travel and other expenses incident to the rendering of services reasonably incurred on behalf of the Company by the Employee during the term of this Agreement shall be paid by the Employer. If any such expenses are paid in the first instance by the Employee, the Employer shall reimburse her therefor on presentation of appropriate receipts for any such expenses.

     6. Termination By Employer. Employee's employment under this Agreement may be terminated, effective as of the Date


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of Termination pursuant to Section 8 of this Agreement, without any breach of this Agreement only on the following circumstances:

     6.1. Death. The Employee's employment under this Agreement shall terminate upon her death.

     6.2. Disability. If, as a result of the Employee's incapacity due to physical or mental illness, the Employee shall have been absent from her duties under this Agreement for 90 calendar days during any calendar year, the Employer may terminate the Employee's employment under this Agreement by giving the Notice of Termination (as defined in Section 7 below) anytime after the 90th calendar day.

     6.3. Cause. The Employer may terminate the Employee's employment under this Agreement for Cause. For purposes of this Agreement, the Employer shall have "Cause" to terminate the Employee's employment under this Agreement upon (a) the willful and continued failure by the Employee to substantially perform her duties under this Agreement (other than any such failure resulting from the Employee's incapacity due to physical or mental illness) after demand for substantial performance is delivered by the Employer, in writing, specifically identifying the manner in which the Employer believes the Employee has not substantially performed her duties and the Employee fails to perform as required within 15 business days after such demand is made, (b) the willful engaging by the Employee in criminal misconduct (including embezzlement and criminal fraud) which is materially injurious to the Company, monetarily or otherwise, or (c) the conviction of the Employee of a felony. For purposes of this paragraph, no act, or failure to act, on the Employee's part shall be considered "willful" unless done, or omitted to be done, by her not in good faith and without reasonable belief that her action or omission was in the best interest of the Employer.

     Notwithstanding anything contained in this Agreement to the contrary, the Employee shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Employee a Notice of Termination (as defined in Section 7 below).

     6.4. Termination by the Employee. The Employee may terminate her employment under this Agreement (a) for Good Reason (as hereinafter defined), (b) at any time within six months after a Change of Control, or (c) if her health should become impaired to any extent that makes the continued performance of her duties under this Agreement hazardous to her physical or mental health or her life, provided that, in the latter case, the Employee shall have furnished the Employer with a written statement from a qualified doctor to such effect and provided, further, that at the Employer's request and expense the Employee shall submit to an examination by a doctor selected by


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the Employer and such doctor shall have concurred in the conclusion of the
Employee's doctor.

     6.4.1. Good Reason. For purposes of this Agreement, "Good Reason" shall mean (a) any assignment to the Employee of any duties or reporting obligations other than those contemplated by, or any limitation of the powers of the Employee in any respect not contemplated by, this Agreement, (b) failure by the Employer to comply with its material obligations and agreements contained in this Agreement, or (c) failure of the Employer to obtain the assumption of the agreement to perform this Agreement by any successor as contemplated in Section 9(f) of this Agreement. With respect to the matters set forth in clauses (a),
(b) and (c) of this paragraph, the Employee must give the Employer thirty (30) days prior written notice of her intent to terminate this Agreement as a result of any breach or alleged breach of the applicable provision and the Employer shall have the right to cure any such breach or alleged breach within such thirty (30) day period.

     6.4.2. Change of Control. For purposes of this Agreement, a "Change of Control" shall be deemed to occur, unless previously consented to in writing by the Employee, upon (a) the actual acquisition or the execution of an agreement to acquire 20% or more of the voting securities of the Employer by any person or entity not affiliated with the Employee (other than pursuant to a bona fide underwriting agreement relating to a public distribution of securities of the Employer), (b) the commencement of a tender or exchange offer for more than 20% of the voting securities of the Employer by any person or entity not affiliated with the Employee, (c) the commencement of a proxy contest against the management for the election of a majority of the Board of the Employer if the group conducting the proxy contest owns, has or gains the power to vote at least 20% of the voting securities of the Employer, (d) a vote by the Board to merge, consolidate, sell all or substantially all of the assets of the Employer to any person or entity not affiliated with the Employee, or (e) the election of directors constituting a majority of the Board of Directors who have not been nominated or approved by the Employee.

     7. Notice of Termination.

     Any termination of the Employee's employment by the Employer or by the Employee (other than termination by reason of the Employee's death) shall be communicated by written Notice of Termination to the other party of this Agreement. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated.


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     8. Date of Termination.

     The "Date of Termination" shall mean (a) if the Employee's employment is terminated by her death, the date of her death, (b) if the Employee's employment is terminated pursuant to Section 6.2 above, the date on which the Notice of Termination is given, (c) if the Employee's employment is terminated pursuant to
Section 6.3 above, the date specified on the Notice of Termination after the expiration of any cure periods, and (e) if the Employee's employment is terminated for any other reason, the date on which a Notice of Termination is given after the expiration of any relevant cure periods.

     9. Compensation Upon Termination or During Disability.

          (a) If the Employee's employment shall be terminated by reason of her death, the Employer shall pay to such person as she shall designate in a notice filed with the Employer, or if no such person shall be designated, to her estate as a lump sum benefit, her full Salary to the date of her death in addition to any payments the Employee's spouse, beneficiaries or estate may be entitled to receive pursuant to any pension or employee benefit plan or life insurance policy or similar plan or policy then maintained by the Employer, and such payments shall, assuming the Employer is in compliance with the provisions of this Agreement, fully discharge the Employer's obligations with respect to Section 3 of this Agreement, but all other obligations of the Employer under this Agreement, including the obligations to indemnify, defend and hold harmless the Employee, shall remain in effect.

          (b) During any period that the Employee fails to perform her duties hereunder as a result of incapacity due to physical or mental illness, the Employee shall continue to receive her Salary and other compensation until the Employee's employment is terminated pursuant to Sections 6.2 of this Agreement, or until the Employee terminates her employment pursuant to
     Section 6.4(a) of this Agreement, whichever first occurs.

          (c) After termination by Employer without Cause or pursuant to Section
     6.2 of this Agreement or termination by Employee pursuant to Section 6.4 of this Agreement, the Employee shall be paid, in one lump sum, 100% of her Salary and other compensation and the benefits set forth in Sections 4(a) and (c), at the rate in effect at the time Notice of Termination is given, for one year.

          (d) If the Employee's employment shall be terminated for Cause, the Employer shall pay the Employee her full Salary and other compensation through the Date of Termination, at the rate in effect at the time Notice of Termination is given, and the Employer shall, assuming the Employer is in compliance with


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


     the provisions of this Agreement, have no further obligations with respect to Section 3 of this Agreement, but all other obligations of the Employer under this Agreement, including the obligations to indemnify, defend and hold harmless the Employee, shall remain in effect.

          (e) The Employee shall not be required to mitigate the amount of any payment provided for in this Section 9 by seeking other employment or otherwise, nor shall the amount of any payment provided for in this Section 9 be reduced by any compensation earned by the Employee as the result of employment by another employer or business or by profits earned by the Employee from any other source at any time before and after the Date of Termination. The amounts payable to Employee under this Agreement shall not be treated as damages but as severance compensation to which Employee is entitled by reason of her employment in the circumstances contemplated by this Agreement.

          (f) The Employer will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Employer, by agreement, in form and reasonably substance satisfactory to the Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Employer would be required to perform it if no such succession had taken place. Failure of the Employer to obtain such Agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Employee to compensation from the Employer in the same amount and on the same terms as she would be entitled to hereunder if she terminated her employment within six months after a Change in Control, except for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, "Employer" shall mean the Employer and any successor to its business and/or assets which executes the Agreement or which otherwise becomes bound by the terms and conditions of this Agreement by operation of law.

     10. Confidentiality; Noncompetition.

          (a) The Employer and the Employee acknowledge that the services to be performed by the Employee under this Agreement are unique and extraordinary and, as a result of such employment, the Employee will be in possession of confidential information relating to the business practices of the Company. The term "confidential information" shall mean any and all information (verbal and written) relating to the Company or any of its affiliates, or any of their respective activities, other than such information which can be shown by the Employee to be in the public domain (such information not being deemed to be in the public domain merely because it is embraced by more general information which is in the public domain) other than as the


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     result of breach of the provisions of this Section 10(a), including, but not limited to, information relating to: trade secrets, personnel lists, financial information, research projects, services used, pricing, customers, customer lists and prospects, product sourcing, marketing and selling and servicing. The Employee agrees that she will not, during or for a period of two years after the termination of employment, except as may be required in the course of the performance of her duties hereunder, directly or indirectly, use, communicate, disclose or disseminate to any person, firm or corporation any confidential information regarding the clients, customers or business practices of the Company acquired by the Employee, without the prior written consent of Employer; provided, however, that the Employee understands that Employee will be prohibited from misappropriating any trade secret at any time during or after the termination of employment.

          (b) The Employee hereby agrees that she shall not, during the period of her employment and for a period of two (2) years following such employment, directly or indirectly, within any county (or adjacent county) in any State within the United States or territory outside the United States in which the Company is engaged in business during the period of the Employee's employment or on the date of termination of the Employee's employment, engage, have an interest in or render any services to any business (whether as owner, manager, operator, licensor, licensee, lender, partner, stockholder, joint venturer, employee, consultant or otherwise) competitive with the Company's business activities. Notwithstanding the foregoing, nothing herein shall prevent the Employee from owning stock in a publicly traded corporation whose activities compete with those of the Company's, provided that such stock holdings are not greater than 5% of such corporation. The Employee agrees, during the term of this Agreement, to disclose to the Company all investments which the Employee has, directly or indirectly, in an entity which competes with the Company, or an entity which does business with the Company.

          (c) The Employee hereby agrees that she shall not, during the period of her employment and for a period of two (2) years following such employment, directly or indirectly, take any action which constitutes an interference with or a disruption of any of the Company's business activities including, without limitation, the solicitations of the Company's customers, or persons listed on the personnel lists of the Company. At no time during the term of this Agreement, or thereafter shall the Employee directly or indirectly, disparage the commercial, business or financial reputation of the Company.

          (d) For purposes of clarification, but not of limitation, the Employee hereby acknowledges and agrees that the provisions of subparagraphs 10(b) and (c) above shall serve as a prohibition against her, during the period referred to therein,


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     directly or indirectly, hiring, offering to hire, enticing, soliciting or in any other manner persuading or attempting to persuade any officer, employee, agent, lessor, lessee, licensor, licensee or customer who has been previously contacted by either a representative of the Company, including the Employee, (but only those suppliers existing during the time of the Employee's employment by the Company, or at the termination of her employment), to discontinue or alter her, her or its relationship with the Company.

          (e) Upon the termination of the Employee's employment for any reason whatsoever, all documents, records, notebooks, equipment, price lists, specifications, programs, customer and prospective customer lists and other materials which refer or relate to any aspect of the business of the Company which are in the possession of the Employee including all copies thereof, shall be promptly returned to the Company.

          (f) (i) The Employee agrees that all processes, technologies and inventions ("Inventions"), including new contributions, improvements, ideas and discoveries, whether patentable or not, conceived, developed, invented or made by her during her employment by Employer shall belong to the Company, provided that such Inventions grew out of the Employee's work with the Company are related in any manner to the business (commercial or experimental) of the Company or are conceived or made on the Company's time or with the use of the Company's facilities or materials. The Employee shall further: (a) promptly disclose such Inventions to the Company; (b) assign to the Company, without additional compensation, all patent and other rights to such Inventions for the United States and foreign countries; (c) sign all papers necessary to carry out the foregoing; and
     (d) give testimony in support of her inventorship;

               (ii) If any Invention is described in a patent application or is disclosed to third parties, directly or indirectly, by the Employee within two years after the termination of her employment by the Company, it is to be presumed that the Invention was conceived or made during the period of the Employee's employment by the Company; and

               (iii) The Employee agrees that she will not assert any rights to any Invention as having been made or acquired by her prior to the date of this Agreement, except for Inventions, if any, disclosed to the Company in writing prior to the date hereof.

          (g) The Company shall be the sole owner of all products and proceeds of the Employee's services hereunder, including, but not limited to, all materials, ideas, concepts, formats, suggestions, developments, arrangements, packages, programs and other intellectual properties that the Employee may acquire, obtain, develop or create in connection with and during


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


     the term of the Employee's employment hereunder, free and clear of any claims by the Employee (or anyone claiming under the Employee) of any kind or character whatsoever (other than the Employee's right to receive payments hereunder). The Employee shall, at the request of the Company, execute such assignments, certificates or other instruments as the Company may from time to time deem necessary or desirable to evidence, establish, maintain, perfect, protect, enforce or defend its right, or title and interest in or to any such properties.

          (h) The parties hereto hereby acknowledge and agree that (i) the Company would be irreparably injured in the event of a breach by the Employee of any of her obligations under this Section 10, (ii) monetary damages would not be an adequate remedy for any such breach, and (iii) the Company shall be entitled to injunctive relief, in addition to any other remedy which it may have, in the event of any such breach.

          (i) The parties hereto hereby acknowledge that, in addition to any other remedies the Company may have under Section 10(h) hereof, the Company shall have the right and remedy to require the Employee to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits (collectively, "Benefits") derived or received by the Employee as the result of any transactions constituting a breach of any of the provisions of Section 10, and the Employee hereby agrees to account for any pay over such Benefits to the Company.

          (j) Each of the rights and remedies enumerated in Section 10(h) and 10(i) shall be independent of the other, and shall be severally enforceable, and all of such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity.

          (k) If any provision contained in this Section 10 is hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full effect, without regard to the invalid portions.

          (l) If any provision contained in this Section 10 is found to be unenforceable by reason of the extent, duration or scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, scope or other provision and in its reduced form any such restriction shall thereafter be enforceable as contemplated hereby.

          (m) It is the intent of the parties hereto that the covenants contained in this Section 10 shall be enforced to the fullest extent permissible under the laws and public policies


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     of each jurisdiction in which enforcement is sought (the Employee hereby acknowledging that said restrictions are reasonably necessary for the protection of the Company). Accordingly, it is hereby agreed that if any of the provisions of this Section 10 shall be adjudicated to be invalid or unenforceable for any reason whatsoever, said provision shall be (only with respect to the operation thereof in the particular jurisdiction in which such adjudication is made) construed by limiting and reducing it so as to be enforceable to the extent permissible, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of said provision in any other jurisdiction.

     11. Indemnification. The Employer shall indemnify and hold harmless the Employee against any and all expenses reasonably incurred by her in connection with or arising out of (a) the defense of any action, suit or proceeding in which she is a party, or (b) any claim asserted or threatened against her, in either case by reason of or relating to her being or having been an employee, officer or director of the Company, whether or not she continues to be such an employee, officer or director at the time of incurring such expenses, except insofar as such indemnification is prohibited by law. Such expenses shall include, without limitation, the fees and disbursements of attorneys, amounts of judgments and amounts of any settlements, provided that such expenses are agreed to in advance by the Employer. The foregoing indemnification obligation is independent of any similar obligation provided in the Employer's Certificate of Incorporation or Bylaws, and shall apply with respect to any matters attributable to periods prior to the Effective Date, and to matters attributable to her employment hereunder, without regard to when asserted.

     12. General. This Agreement is further governed by the following provisions:

          (a) Notices. All notices relating to this Agreement shall be in writing and shall be either personally delivered, sent by telecopy (receipt confirmed) or mailed by certified mail, return receipt requested, to be delivered at such address as is indicated below, or at such other address or to the attention of such other person as the recipient has specified by prior written notice to the sending party. Notice shall be effective when so personally delivered, one business day after being sent by telecopy or five days after being mailed.

             To the Employer:

                 U.S. Home & Garden Inc.
                 655 Montgomery Street
                 Suite 830
                 San Francisco, CA  94111
                 Attention: Robert L. Kassel, President


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             To the Employee:

                 Lynda Gustafson
                 1688 Sacramento Street
                 San Francisco, California 94109

             With, in either case, a copy in the same manner to:

                 Tenzer Greenblatt LLP
                 405 Lexington Avenue
                 New York, New York 10174
                 Attention: Barry S. Rutcofsky, Esq.

          (b) Parties in Interest. Employee may not delegate her duties or assign her rights hereunder. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

          (c) Entire Agreement. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of the Employee by the Employer and contains all of the covenants and agreements between the parties with respect to such employment in any manner whatsoever. Any modification or termination of this Agreement will be effective only if it is in writing signed by the party to be charged.

          (d) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

          (e) Warranty. Employee hereby warrants and represents as follows:

               (i) That the execution of this Agreement and the discharge of Employee's obligations hereunder will not breach or conflict with any other contract, agreement, or understanding between Employee and any other party or parties.

               (ii) Employee has ideas, information and know-how relating to the type of business conducted by Employer, and Employee's disclosure of such ideas, information and know-how to Employer will not conflict with or violate the rights of any third party or parties.

          (f) Severability. In the event that any term or condition in this Agreement shall for any reason be held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or condition of this Agreement, but this Agreement shall be construed as if such


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     invalid or illegal or unenforceable term or condition had never 1been contained herein.

          (g) Execution in Counterparts. This Agreement may be executed by the parties in one or more counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.


                                                     U.S. HOME & GARDEN, INC.



                                                     By: /s/ Robert L. Kassel
                                                     ---------------------------
                                                     Robert L. Kassel, President



                                                     /s/ Lynda Gustafson
                                                     ---------------------------
                                                     LYNDA GUSTAFSON


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